As filed with the Securities and Exchange Commission on June 4, 2002

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PROXYMED, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	65-0202059 (I.R.S. Employer Identification No.)

2555 Davie Road, Suite 110
Ft. Lauderdale, Florida 33317
(954) 473-1001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PROXYMED 1999 STOCK OPTION PLAN
PROXYMED 2000 STOCK OPTION PLAN
PROXYMED AMENDED 2000 1/2 STOCK OPTION PLAN
PROXYMED 2001 STOCK OPTION PLAN
PROXYMED 2002 STOCK OPTION PLAN
PROXYMED EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENTS
(Full titles of the plans)

Michael K. Hoover
Chief Executive Officer
ProxyMed, Inc.
2555 Davie Road, Suite 110
Fort Lauderdale, Florida 33317
(954) 473-1001
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Rafael G. Rodriguez In-House Counsel ProxyMed, Inc. 2555 Davie Road, Suite 110 Fort Lauderdale, Florida 33317 (954) 473-1001	Steven Sonberg, Esq. Holland & Knight LLP 701 Brickell Avenue Suite 3000 Miami, Florida 33131 (305) 374-8500

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering Price	Aggregate Offering	Registration
Securities to be Registered	be Registered(1)	Per Share(4)	Price	Fee

Common Stock ($.001 par value)	1,178,333 shares(2)	$19.66 (5)	$23,160,142	$2,131

Common Stock ($.001 par value)	414,887 shares(3)	$24.31 (6)	$10,084,008	$928

Total	1,593,220 shares	—	$33,244,150	$3,059

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock, par value $.001 per share (the “Common Stock”), of ProxyMed, Inc. (the “Company”) being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)	Includes (i) 23,333.33 shares issuable under the ProxyMed 1999 Stock Option Plan, (ii) 20,000 shares issuable under the ProxyMed 2000 Stock Option Plan, (iii) 201,666.67 shares issuable under the ProxyMed Amended 2000 1/2 Stock Option Plan; (iv) 333,333.33 shares issuable under the ProxyMed 2001 Stock Option Plan; and (v) 600,000 shares issuable under the ProxyMed 2002 Stock Option Plan.

(3)	Includes shares of Common Stock underlying non-qualified stock options granted to employees not pursuant to any stock option plan.

(4)	Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act.

(5)	Computed on the basis of the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on June 3, 2002.

(6)	Based on the weighted average exercise price (rounded to the nearest cent) at which the shares will be issued.

EXPLANATORY NOTE

     This registration statement on Form S-8 (this “Registration Statement”) has been prepared in accordance with the requirements of Form S-8 and is intended to be used to register shares to be issued and sold pursuant to the ProxyMed 1999 Stock Option Plan, the ProxyMed 2000 Stock Option Plan, the ProxyMed Amended 2000 1/2 Stock Option Plan, the ProxyMed 2001 Stock Option Plan, and the ProxyMed 2002 Stock Option Plan, and other ProxyMed Employee Non-Qualified Stock Option Agreements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by the Company with the SEC are hereby incorporated herein by reference:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2001 filed on April 1, 2002;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 filed on May 15, 2002;

(3)	The Company’s Current Report on Form 8-K filed on January 10, 2002;

(4)	The Company’s Current Report on Form 8-K filed on February 20, 2002;

(5)	The Company’s Current Report on Form 8-K filed on March 29, 2002;

(6)	The Company’s Current Report on Form 8-K filed on April 8, 2002;

(7)	The Company’s Current Report on Form 8-K filed on April 30, 2002;

(8)	The Company’s Current Report on Form 8-K filed on May 7, 2002; and

(9)	The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A declared effective on August 5, 1993, including any other amendment or report filed for the purpose of updating such information.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all shares of Common Stock being offered hereby have been sold or which de-registers all shares of Common Stock then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The registrant undertakes to provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all information that has been incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Such request should be directed to: ProxyMed, Inc., 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317, Attn: Corporate Secretary, Telephone: (954) 473-1001, ext. 300.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 607.0850(1) of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person, who was or is a party to any proceeding (other than an action by a corporation, or in the right of such a corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including an appeal thereof. The foregoing applies only if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful.

In an action by, or in the right of, such corporation to procure a judgment in its favor by reason of the fact that such a person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, Section 607.0850(2) of the Florida Business Corporation Act empowers a Florida corporation to indemnify such person against expenses and amounts paid in settlement not exceeding, in the judgement of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by such person in connection with the defense or settlement of such proceeding, including any appeal thereof. The foregoing applies only if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation. However, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

Article VII of the Company’s Restated Articles of Incorporation and Article VII of the Company’s By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and executive officers, as well as certain non-executive officers, to the fullest extent permitted under Florida law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Documents

5	Opinion of Holland & Knight LLP

10.1	ProxyMed 1999 Stock Option Plan

10.2	ProxyMed 2000 Stock Option Plan

10.3	ProxyMed Amended 2000 1/2Stock Option Plan

10.4	ProxyMed 2001 Stock Option Plan

10.5	ProxyMed 2002 Stock Option Plan

10.6	Form of Employee Non-Qualified Stock Option Agreement

23.1	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Cerqueda, Morgan, Gault & Collins, LLP (formerly Pate, Cerqueda, Morgan & Gault, LLP)

24.1	Power of Attorney (included in the signature page hereto)

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the annual report of the employee benefit plans pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on June 4, 2002.

PROXYMED, INC.

By: /s/ Judson E. Schmid

Judson E. Schmid Executive Vice President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael K. Hoover and Judson E. Schmid, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, including any registration statement pursuant to Rule 462 under Securities Act of 1933, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Michael K. Hoover Michael K. Hoover	Chairman of the Board, Chief Executive Officer and Director	June 4, 2002

/s/ Edwin M. Cooperman Edwin M. Cooperman	Director	June 4, 2002

/s/ Gerald B. Cramer Gerald B. Cramer	Director	June 4, 2002

/s/ Michael S. Falk Michael S. Falk	Director	June 4, 2002

/s/ Thomas E. Hodapp Thomas E. Hodapp	Director	June 4, 2002

/s/ Braden R. Kelly Braden R. Kelly	Director	June 4, 2002

/s/ Eugene R. Terry Eugene R. Terry	Director	June 4, 2002

INDEX TO EXHIBITS

Number	Description of Documents

5	Opinion of Holland & Knight LLP

10.1	ProxyMed 1999 Stock Option Plan

10.2	ProxyMed 2000 Stock Option Plan

10.3	ProxyMed Amended 2000 1/2Stock Option Plan

10.4	ProxyMed 2001 Stock Option Plan

10.5	ProxyMed 2002 Stock Option Plan

10.6	Form of Employee Non-Qualified Stock Option Agreement

23.1	Consent of Holland & Knight LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Cerqueda, Morgan, Gault & Collins, LLP (formerly Pate, Cerqueda, Morgan & Gault, LLP)

24.1	Power of Attorney (included in the signature page hereto)